UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2008

RAM ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50682	20-0700684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 E. Skelly Drive, Suite 650, Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 663-2800

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, the Registrant announced that G. Les Austin has joined the company as Senior Vice President and Chief Financial Officer, Secretary and Treasurer, effective April 1, 2008. Mr. Austin previously served as Vice President Finance and Chief Financial Officer of Matrix Service Company (Nasdaq: MTRX) from June 2004 to March 2008. Mr. Austin had also served Matrix as Vice President, Accounting & Administration, East Coast, from March 2003 to May 2004, as Vice President of Financial Reporting & Technology from June 2002 to March 2003 and as Vice President of Financial Planning and Reporting from April 1999 to May 2002. Mr. Austin served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999 and prior to February 1994, was an Audit Manager with Ernst & Young LLP, where his clients included several large oil and natural gas exploration and production companies. Mr. Austin received a B.S. in Accounting and Information Technology from Oklahoma State University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Financial Executives International. In addition, Mr. Austin is a director on the Advisory Board of Oklahoma State University School of Accounting.

Mr. Austin will receive an initial base salary of $250,000 annually, plus a cash bonus of not less that $125,000 for 2008, subject to Mr. Austin’s employment continuing through year-end 2008. Upon commencement of his employment, Mr. Austin will receive a restricted stock award under the Registrant’s 2006 Long Term Incentive Plan of 100,000 shares of the Registrant’s common stock that will vest ratably over four years. Mr. Austin will also receive an automobile allowance, group insurance and other perquisites, immediate participation in the Registrant’s 401(k) plan, and supplemental life insurance. In addition, Mr. Austin will receive a severance benefit if there is a change of control of the Registrant within three years and Mr. Austin’s employment is terminated by the Registrant without cause within six months following the change of control. The amount of the severance benefit will equal Mr. Austin’s most recent annual salary and the average of his three most recent bonuses and, if the change of control occurs before year-end 2008, an additional $200,000..

On March 25, 2008, the Registrant also announced that in connection with his planned retirement, John M. Longmire has resigned as Chief Financial Officer of the company, effective April 1, 2008. Mr. Longmire will remain Senior Vice President of the company through July 1, 2008, and has agreed to serve as a special consultant to the company through the end of the year.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

	99.1	Press Release dated March 25, 2008 regarding the employment of G. Les Austin as an executive officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2008	RAM ENERGY RESOURCES, INC.

By:	/s/ Larry E. Lee

Name:  Larry E. Lee, Chief Executive

Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated March 25, 2008 regarding the employment of G. Les Austin as an executive officer of the Registrant	Filed herewith electronically